STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 11, 2008

Job Number: C20080812-0336
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20080536015-00	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By
Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20080536015-00
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/11/2008 6:24 AM
	Entity Number E0515042008-8

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	BRAEDEN VALLEY MINES, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: PARACORP INCORPORATED Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	*Number of shares with par value:* 50,000,000 Par value per share: $ 0.001 *Number of shares without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) BRAULIO ALEJANDRO VASQUEZ DAVIS Name Edificio T.H. Donomar Apt#503 / Panama City, Panama Street Address / City / State / Zip Code 2) HILARIO VANEGAS GUITERREZ Name Pueblo Nuevo, Calle 22, Multi 1 Apto: 1-13 / Panama City, Panama Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Mineral Mining
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	W. Scott Lawler X W.S. Lawler Name / Incorporator Signature 29377 Rancho California Rd., Suite 204 / Temecula / CA / 92591 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Date 8/8/08 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date

This form must be accompanied by appropriate fees.